Exhibit 10.3

SVB FINANCIAL GROUP

401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN

As Amended and Restated

Effective January 1, 2009

(Including amendments through January 1, 2010)

SVB Financial Group 401(k) and Employee Stock Ownership Plan

As Amended and Restated Effective January 1, 2009

SVB Financial Group (previously known as Silicon Valley Bancshares) previously established the Silicon Valley Bancshares Employee Stock Ownership Plan, intended to constitute a qualified stock bonus plan, as described in Code section 401(a), and the Silicon Valley Bank 401(k) Plan, intended to constitute a qualified profit sharing plan as described in Code section 401(a), including a qualified cash or deferred arrangement, as described in Code section 401(k), effective January 1, 1989 and January 1, 1985, respectively. Each plan together with its related trust was established for the exclusive benefit of eligible employees of the Company and its participating affiliates.

Effective March 1, 1995, the Silicon Valley Bancshares Employee Stock Ownership Plan was merged into the Silicon Valley Bank 401(k) Plan and the merged plan was restated and renamed the Silicon Valley Bank 401(k) and Employee Stock Ownership Plan (the “Plan”). The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k), and an employee stock ownership plan under Code Section 4975(e)(7).

The Plan was previously amended and restated, effective January 1, 2000. The Plan was amended and restated effective January 1, 2001 to comply with the qualification requirements as amended by the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Uruguay Round Agreements Act (GATT), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA ‘97), and the Restructuring and Reform Act of 1998 (RRA ‘98), (collectively, “GUST”). The Plan was amended and restated effective January 1, 2002, to comply with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), to incorporate certain changes requested by the Internal Revenue Service in connection with issuance of a favorable determination letter, to add matching contributions, and – effective January 1, 2003 – to merge the Silicon Valley Bank Money Purchase Pension Plan with and into the Plan. The Plan also was amended effective January 1, 2003, to add an additional matching contribution. The Plan was amended and restated effective January 1, 2005 and renamed the Plan the SVB Financial Group 401(k) and Employee Stock Ownership Plan. A discretionary profit sharing feature also was added. The Plan was amended effective January 1, 2006 to add certain conditions to the additional company matching contribution. Finally, the Plan was amended effective June 30, 2008 to add an automatic enrollment feature.

Effective January 1, 2009, except as otherwise set forth herein, the Plan is amended and restated in its entirety to incorporate interim amendments and to make such other changes as the Company deemed appropriate.

The Plan is intended to comply in form and operation the Code and applicable regulations. To the extent that the Plan, as set forth below, is subsequently determined to be insufficient to comply with the Code and applicable regulations, the Plan shall be amended to so comply.

Signed:	SVB Financial Group

By:

Title:

1. DEFINITIONS

When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

1.1 Account. The records maintained for purposes of accounting for a Participant’s interest in the Plan. “Account” may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan or predecessor plans as merged herein as of the Effective Date:

(a) “Employee Account.” An account created to hold Employee Contributions.

(b) “Rollover Account.” An account created to hold Rollover Contributions.

(c) “Prior ESOP Rollover Account.” An account created to hold amounts representing Rollover Contributions contributed to the Silicon Valley Bancshares Employee Stock Ownership Plan.

(d) “Company Match Account.” An account created to hold Company Match Contributions for periods commencing on or after March 1, 1995.

(e) “Money Purchase Pension Account.” An account created to hold Money Purchase Pension Contributions made to the Silicon Valley Bank Money Purchase Pension Plan prior to January 1, 2003.

(f) “Prior Match Account.” An account created to hold Company Match Contributions for periods commencing prior to March 1, 1995.

(g) “ESOP Account.” An account created to hold ESOP Contributions.

(h) “Profit Sharing Account.” An account created to hold Profit Sharing Contributions for periods commencing on or after January 1, 2005.

1.2 “ACP” or “Average Contribution Percentage.” The percentage calculated in accordance with Section 12.1.

1.3 “Administrator.” The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

1.4 “ADP” or “Average Deferral Percentage.” The percentage calculated in accordance with Section 12.1.

1.5 “Beneficiary.” The person or persons who is to receive benefits after the death of the Participant pursuant to the “Beneficiary Designation” paragraph in Section 11, or as a result of a QDRO. For purposes of Section 11.12, Beneficiary shall mean the person or persons who is to receive benefits after the death of the Participant pursuant to the “Beneficiary Designation” paragraph in Section 11 and is the designated Beneficiary under section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4 of the Treasury Regulations.

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1.6 “Break in Service.” The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the date on which a Participant’s employment ends.

1.7 “Code.” The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.8 “Committee.” If applicable, the committee which has been appointed by the Company to administer the Plan in accordance with Section 15.6.

1.9 “Company.” SVB Financial Group or any successor by merger, purchase or otherwise.

1.10 “Company Stock.” Shares of common stock of SVB Financial Group, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

1.11 “Compensation.” Compensation means the definition of Compensation in Code section 415(c)(3), which shall include the sum of a Participant’s Taxable Income and salary reductions, if any, pursuant to Code section 125, 132(f)(4), 402(g)(3), 402(h)(1)(B), 403(b), or 457.

In addition the following special rules shall apply:

(a) For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

(b) For purposes of determining HCEs and key employees and for purposes of Sections 13.2 and 14.2, Compensation for the entire Plan Year shall be used.

(c) The annual Compensation of each Participant taken into account for any Plan Year shall not exceed $245,000 or, if greater, the maximum dollar amount specified in Code section 401(a)(17), as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

(d) For purposes of applying the limitations on Annual Additions described in section 13.2(b), Compensation paid to an Employee by the later of 2 1/2 months after such Employee’s termination of employment or the end of the limitation year that includes the date of

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termination of employment is included in Compensation for the limitation year if, absent such termination, such Compensation would have been paid to the Employee while the Employee continued in employment with the Employer and such Compensation is regular payment for services during the Employee’s regular working hours, services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar pay.

1.12 “Contribution.” An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants’ Accounts, as described in Section 1.1. Specific types of contribution include:

(a) “Employee Contribution.” An amount contributed by an eligible Participant in conjunction with his or her salary deferral election pursuant to Section 3.1 which shall be treated as made by the Employer on an eligible Participant’s behalf.

(b) “Rollover Contribution.” An amount contributed by an Eligible Employee which originated from another employer’s or an Employer’s qualified plan.

(c) “Company Match Contribution.” An amount contributed by the Employer on an eligible Participant’s behalf based upon the amount contributed by the eligible Participant.

(d) “ESOP Contribution.” An amount contributed by the Employer on an eligible Participant’s behalf and allocated on a pay based formula.

(e) “Money Purchase Pension Contribution.” An amount contributed by the Employer to the Silicon Valley Bank Money Purchase Pension Plan prior to January 1, 2003.

(f) “Profit Sharing Contribution.” An amount contributed by the Employer on an eligible Participant’s behalf and allocated in accordance with Section 5.3(b).

1.13 “Contribution Dollar Limit.” The dollar limit placed on each Participant’s Employee Contributions, under Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.1(b) and Section 414(v) of the Code, if applicable. For purposes of this Section, a Participant’s Employee Contributions shall include (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)) and (iv) any elective employer contribution under Code section 408(p)(2)(A)(i).

1.14 “Conversion Period.” The period of converting the prior accounting system of this Plan and the Trust, if such Plan and Trust were in existence prior to the Effective Date, or the prior accounting system of any plan and trust which is merged into the Plan and the Trust subsequent to the Effective Date, to the accounting system described in Section 6.

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1.15 “Direct Rollover.” An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

1.16 “Disability.” A Participant’s mental or physical disability which qualifies the Participant for benefits under the Company’s long-term disability plan.

1.17 “Distributee.” An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO. For the limited purpose of a Direct Rollover made on behalf of a non-spouse Beneficiary after December 31, 2009, the term Distributee also includes such non-spouse Beneficiary.

1.18 “Early Retirement Date.” The date of a Participant’s 55th birthday and completion of 10 Years of Vesting Service.

1.19 “Effective Date.” The date upon which the provisions of this document become effective. The effective date of this amendment and restatement is January 1, 2009, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

1.20 “Eligible Employee.” An Employee of an Employer, except any Employee:

(a) who has not attained age eighteen (18);

(b) who is classified as an Intern;

(c) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee’s participation in the Plan;

(d) who is treated as an Employee because he or she is a Leased Employee, independent contractor, consultant or employee of a third party employment agency or is classified as such by the Employer for whom such services are performed (whether or not such classification is upheld upon governmental or judicial review);

(e) who is a nonresident alien who (i) either receives no earned income (within the meaning of Code section 911(d)(2)), from sources within the United States under Code section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

(f) who is classified as a Foreign-based Employee; or

(g) who is classified as an International Transfer.

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An individual’s status as an Eligible Employee shall be determined by the Employer pursuant to the foregoing provisions, and such determination shall be binding and conclusive on all persons.

Notwithstanding any provision of this Plan to the contrary, an individual who is not participating in this Plan because the individual is classified as a Leased Employee, as defined herein, on the personnel records of the Employer, and who is reclassified by any governmental entity as an employee described under section 3121 of the Code, shall not, solely by reason of such reclassification, become eligible on a retroactive basis or a prospective basis to participate in this Plan.

1.21 “Eligible Retirement Plan.” Any of the following that accepts a Distributee’s Eligible Rollover Distribution: an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), an annuity contract described in Section 403(b) of the Code, a qualified trust described in Code section 401(a), a Roth IRA described in Section 408A(b) of the Code (effective for distributions made after December 31, 2007), or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. Effective for distributions made after December 31, 2009, an Eligible Retirement Plan also shall mean an individual retirement plan described in Section 408(a) or (b) of the Code established on behalf of a designated Beneficiary other than a Participant’s spouse that would be treated as an inherited individual retirement plan pursuant to Section 402(c)(11) of the Code.

1.22 “Eligible Rollover Distribution.” A distribution of all or any portion of the balance to the credit of a Distributee, excluding (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and (iv) Hardship withdrawal amounts withdrawn from a Participant’s Employee Account.

1.23 “Employee.” An individual who is:

(a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

(b) a Leased Employee.

1.24 “Employer.” The Company and any Related Company which adopts this Plan with the approval of the Company.

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1.25 “ERISA.” The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.26 “Foreign-based Employee.” An individual classified by the Company as a “Foreign-based Employee.”

1.27 “Forfeiture Account.” An account holding amounts forfeited by Participants who have left the Employer, invested in interest bearing deposits of the Trustee, pending disposition as provided in this Plan and the Trust and as directed by the Administrator.

1.28 “Hardship” means the immediate and heavy financial need of a Participant, as determined in a uniform and nondiscriminatory basis by the Company in accordance with Section 10.6 and as may be further clarified by rules or regulations issued by the Secretary of the Treasury or the Internal Revenue Service.

1.29 “HCE” or “Highly Compensated Employee.” An Employee described as a Highly Compensated Employee in Section 12.

1.30 “Ineligible.” The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

1.31 “Intern.” An individual classified by an Employer’s human resources department as an “Intern”.

1.32 “International Transfer.” An individual classified by the Company as an “International Transfer.”

1.33 “Investment Fund” or “Fund.” An investment fund as described in Section 16.2.

1.34 “Leased Employee.” An individual, not otherwise an Employee, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Related Company, unless:

(a) the individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)(B), and

(b) such individuals do not constitute more than 20% of all Non-Highly Compensated Employees of all Related Companies (within the meaning of Code section 414(n)(5)(C)(ii)).

1.35 “Leave of Absence.” A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

(a) was authorized by a Related Company; or

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(b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

1.36 “Loan Account.” The record maintained for purposes of accounting for a Participant’s loan and payments of principal and interest thereon.

1.37 “NHCE” or “Non-Highly Compensated Employee.” An Employee described as a Non-Highly Compensated Employee in Section 12.

1.38 “Normal Retirement Date.” The date of a Participant’s 62nd birthday.

1.39 “Owner.” A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

1.40 “Parental Leave.” The period of absence from work by reason of pregnancy, the birth of an Employee’s child, the placement of a child with the Employee in connection with the child’s adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

1.41 “Participant.” An Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in Section 2.1 or such eligibility requirements as were in effect prior to the Effective Date under this Plan or predecessor plans as merged herein as of the Effective Date. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of provisions related to Contributions, other than a Rollover Contribution, until he or she completes the eligibility requirements as described in Section 2.1. A Participant’s participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

1.42 “Pay.” All cash compensation paid to an Eligible Employee by an Employer while a Participant during the current period. Pay excludes: (i) amounts realized from the exercise of a nonqualified stock option, (ii) amounts realized when restricted stock is no longer subject to a substantial risk of forfeiture, (iii) amounts realized from the disposition of a qualified stock option and (iv) reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

Pay shall include amounts that are not includible in gross income of the Participant by reason of Section 132(f) of the Code. Pay shall be determined further by including amounts contributed by an Employer pursuant to Code sections 125 and 402(e)(3), except that for purposes of Profit Sharing Contributions and ESOP Contributions, “excluding amounts” shall be substituted for the preceding reference to “including amounts.” Pay is limited to $245,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

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1.43 “Period of Employment.” The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee’s employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

Period of Employment includes the period prior to a Break in Service.

An Employee’s service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

1.44 “Plan.” The SVB Financial Group 401(k) and Employee Stock Ownership Plan set forth in this document, as from time to time amended. (Prior to January 1, 2005, the Plan was known as the Silicon Valley Bank 401(k) and Employee Stock Ownership Plan.)

1.45 “Plan Year.” The annual accounting period of this Plan and the Trust which ends on each December 31.

1.46 “QDRO.” A domestic relations order that the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

1.47 “Reduction in Force.” An Employer sponsored program developed to reduce force on a permanent basis.

1.48 “Related Company.” With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o) and except that for purposes of Section 13 “within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)” shall be substituted for the preceding reference to “within the meaning of Code section 414(b), (c), (m) or (o).”

1.49 “Required Beginning Date.” The latest date benefit payments shall commence to a Participant which date shall be:

(1) with regard to a Participant who is not a 5-percent Owner, the April 1 that next follows the later of (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant terminates employment with all Related Companies; and

(2) with regard to a Participant who is a 5-percent Owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

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A Participant shall be considered a 5-percent Owner for this purpose if such Participant is a 5-percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1 /2.

1.50 “Settlement Date.” For each Trade Date, the Trustee’s next business day.

1.51 “Spousal Consent.” The written consent given by a spouse to a Participant’s election or waiver of a specified form of benefit or Beneficiary designation. The spouse’s consent must acknowledge the effect on the spouse of the Participant’s election, waiver or designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

1.52 “Sweep Account.” The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

1.53 “Sweep Date.” The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

1.54 “Taxable Income.” Compensation in the amount reported by the Employer or a Related Company as “Wages, tips, other compensation” on Form W-2, or any successor method of reporting under Code section 6041(d).

1.55 “Trade Date.” Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

1.56 “Trust.” The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets that are comprised of the aggregate of Participants’ Accounts, any unallocated funds invested in deposit or money market type assets pending allocation to Participants’ Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account. The Trust also includes the interests of the Plan in any master trust established pursuant to Section 17.2.

1.57 “Trustee.” The Fidelity Management Trust Company, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, MA 02109.

1.58 “USERRA.” The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.59 “Year of Vesting Service.” A 12-month Period of Employment. An Employee will be credited with all Years of Vesting Service unless a Year of Vesting Service may be disregarded under Section 8.4(c) of this Plan.

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In addition, Years of Vesting Service shall be calculated as follows if (and only if) it would be of benefit to the Employee:

(a) For service from January 1, 1995, each 12 month Period of Employment;

(b) For the period before January 1, 1995, a 12 consecutive month period ending on the anniversary of the date an individual became an Employee, or as that date may be adjusted as a result of his or her termination of employment with all related Companies and subsequent rehire as an Employee, in which an Employee is credited with at least 1,000 hours of service, as such term was defined for this purpose prior to January 1, 1995.

Years of Vesting Service shall include service credited prior to January 1, 1985. Subject to the provisions of Section 8.4(c), any Employee who is, or previously was, a Leased Employee shall be credited with a Year of Vesting Service to the extent required under Treas. Reg. § 1.411(a)-5(b)(3)(iv)(B).

2. ELIGIBILITY

2.1 Eligibility. Each Eligible Employee may become a Participant by making an employee contribution election as described in Section 3.1 herein. Each Employee who becomes an Eligible Employee after June 30, 2008 and who does not make an election as provided in Section 3.1, shall become a Participant as soon as administratively possible in accordance with the automatic deferral contribution provisions set forth in Section 3.2.

2.2 Ineligible or Former Participants. A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

3. PARTICIPANT CONTRIBUTIONS

3.1 Employee Contribution Election.

(a) An Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of Section 3.5, and have such amount contributed to the Plan by the Employer as an Employee Contribution. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. Such election shall be effective as soon as is reasonably practicable following the receipt of such election by the Administrator. In no event shall an Employee’s Employee Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee’s taxable year beginning in the Plan Year, except to the extent permitted under Section 3.1(b) and Section 414(v) of the Code.

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(b) The Employer shall also make Employee Contributions on a Participant’s behalf in an additional amount equal to the amount of Pay that the Participant has elected to defer pursuant to the Participant’s Employee Contribution election, provided, however, that for this additional deferral, a Participant must have attained age fifty (50) before the close of the Plan Year. Such additional Employee Contributions (or “Catch-Up Contributions”) shall be made in accordance with, and subject to the limitations of Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. The amount by which Pay is reduced pursuant to this subsection (b) shall be allocated to the Participant’s Employee Account.

3.2 Automatic Deferral Contributions. Each Employee who becomes an Eligible Employee after June 30, 2008, will be deemed to elect, effective as of the date that he or she becomes an Eligible Employee, to make Employee Contributions equal to 5% of Pay unless, within the election period established by the Plan Administrator, the Eligible Employee affirmatively elects not to make any Employee Contributions or to make Employee Contributions equal to a different percentage of Pay. This automatic deferral contribution provision is subject to the following additional requirements:

(a) Such automatic deferral contribution election will not become effective until the end of the election period established by the Plan Administrator. Such election period shall not begin earlier than the date on which the Participant is furnished with a notice containing such information about the automatic deferral contribution as is required by the Code and/or ERISA and the regulations and other guidance issued thereunder.

(b) If an automatic deferral contribution becomes effective with respect to a Participant, such election shall remain in effect until the Participant specifically elects not to make any Employee Contribution, elects to make Employee Contributions of a different percentage of Pay, or requests a withdrawal of amounts automatically deferred pursuant to paragraph (d) below.

(c) Unless and until the Participant affirmatively directs otherwise in accordance with the investment direction requirements of Section 7.2, the Participant shall be deemed to have directed that such Employee Contributions be invested in the Investment Fund selected by the Plan Administrator in accordance with the default investment arrangement described in Section 7.4 and the requirements of Section 404(c)(5) of ERISA.

(d) A Participant shall have 90 days to request a withdrawal of the amount automatically deferred under this Section 3.2. The 90-day withdrawal period shall begin on the last day of the payroll period to which the first automatic deferral contribution relates.

3.3 Changing a Contribution Election. A Participant who is an Eligible Employee may change his or her Employee Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective as soon as is reasonably practicable following the receipt of such notice by the Administrator.

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3.4 Revoking and Resuming a Contribution Election. A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective as soon as is reasonably practicable following the receipt of such notice by the Administrator.

A Participant who is an Eligible Employee may resume Contributions by making a new Contribution election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective as soon as is reasonably practicable following the receipt of such notice by the Administrator.

3.5 Contribution Percentage Limits. The Administrator may establish and change from time to time, in writing, without the necessity of amending this Plan and the Trust, the minimum, if applicable, and maximum Employee Contribution percentages, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Section 12. The maximum Employee Contribution percentage is 75%.

Irrespective of the limits that may be established by the Administrator in accordance with the paragraph above, in no event shall the Contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415, except to the extent permitted under Section 3.1(b) and Section 414(v) of the Code.

3.6 Refunds When Contribution Dollar Limit Exceeded. A Participant who makes Employee Contributions for a calendar year to this Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. Excess amounts shall first be taken from unmatched Employee Contributions and then from matched Employee Contributions. Any Company Match Contributions attributable to refunded excess Employee Contributions as described in this Section shall be forfeited and used as described in Section 8.4(d).

3.7 Timing, Posting and Tax Considerations. Participant Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant Account(s) as soon as such amounts can reasonably be separated from the Employer’s general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 15 business days following the end of the month that includes the date

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amounts are deducted from a Participant’s Pay (or as that maximum period may be otherwise extended by ERISA). Employee Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

4. ROLLOVERS AND TRANSFERS FROM OTHER QUALIFIED PLANS

4.1 Rollovers. Subject to the consent of the Administrator, the Trustee shall be authorized to accept a direct rollover or Participant contribution of an eligible rollover distribution from (i) a qualified plan described in section 401(a) or 403(a) of the Code, (ii) an annuity contract described in section 403(b) of the Code, (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or (iv) an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. The Plan shall not accept rollovers of after-tax employee contributions. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. Contributions described in this paragraph shall be posted to the applicable Employee’s Rollover Account as of the date received by the Trustee.

If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Employee’s Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

4.2 Transfers From Other Qualified Plans. The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan; provided that a transfer should not be directed if:

(a) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417 unless the Plan complies with such requirements; or

(b) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

The Trustee may refuse the receipt of any transfer if:

(a) the Trustee finds the in-kind assets unacceptable; or

(b) instructions for posting amounts to Participants’ Accounts are incomplete.

Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

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5. EMPLOYER CONTRIBUTIONS

5.1 Company Match Contributions.

(a) Frequency and Eligibility. For each period for which Participant Contributions are made, the Employer shall make Company Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period.

(b) Allocation Method. The Company Match Contributions for each period shall total one hundred percent (100%) of each eligible Participant’s Employee Contributions up to five percent (5%) of the Participant’s Compensation for the period. For purposes of determining Company Match Contribution, Catch-Up Contributions shall not be considered Employee Contributions upon which the Employer shall make Company Match Contributions. The Employer may amend the Plan during the Plan Year to reduce or eliminate the Company Match Contributions provided that such reduction is effective no earlier than 30 days after Eligible Employees are given a supplemental notice which satisfies the requirements of Notice 2000-3 and Eligible Employees are given a reasonable opportunity prior to such reduction or elimination to change their Employee Contribution election.

(c) Timing, Medium and Posting. The Employer shall make each period’s Company Match Contribution in cash as soon as administratively feasible, and for purposes of deducting such Company Match Contribution, not later than the Employer’s federal tax filing date, including extensions. The Trustee shall post such amounts to each Participant’s Company Match Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant’s Company Match Account.

(d) Notice Requirement. The Company shall provide each Eligible Employee a notice which satisfies the requirements of Sections 401(k)(12)and 401(m)(11) of the Code.

(e) True-up Contribution. For any Plan Year in which a Participant has made Employee Contributions to the Plan for the Plan Year, as of December 31, in an amount at least equal to five percent (5%) of Compensation paid to the Participant during the Plan Year, the Participant shall receive an additional Company Match Contribution equal to five percent (5%) of the Participant’s Compensation for the Plan Year, less the amount of Company Match Contributions made on behalf of such Participant pursuant to Section 5.1(b) above with respect to such Plan Year.

Notwithstanding the foregoing paragraph, a Participant shall not receive an additional Company Match Contribution under this Section 5.1(e) unless one of the following conditions is satisfied:

(i)	the Participant is actively employed by an Employer as an Eligible Employee, or on an authorized Leave of Absence, on the last business day of the Plan Year; or

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(ii)	the Participant’s employment terminated during the Plan Year after the Participant attained his or her Normal Retirement Date; or

(iii)	the Participant’s employment was terminated during the Plan Year by reason of death or Disability.

5.2 ESOP Contributions.

(a) Frequency and Eligibility. Subject to determination made by the Employer’s board of directors, or duly authorized committee appointed by the Employer’s board of directors, for each Plan Year, the Employer may make an ESOP Contribution on behalf of each Participant who was an Eligible Employee on the last day of the period, and, solely to the extent necessary to satisfy Code Section 410(b), on behalf of each Participant who was not an Eligible Employee on the last day of the period but who completed at least 92 days of consecutive service for the Employer during the period. If such Contributions are made, such Contributions shall also be made on behalf of each Participant who was an Eligible Employee at any time during the period but who ceased being an Employee during the period after having attained his or her Early Retirement Date, Normal Retirement Date, or by reason of his or her Disability or death.

(b) Allocation Method. The ESOP Contribution for each period, shall be equal to a specified percentage, including 0% and up to 10%, of each eligible Participant’s Pay (including Forfeiture Account amounts applied as ESOP Contributions in accordance with 8.4).

(c) Timing, Medium and Posting. The Employer shall make each period’s ESOP Contribution in stock as soon as administratively feasible, and for purposes of deducting such ESOP Contribution, not later than the Employer’s federal tax filing date, including extensions. The Trustee shall post such amount to each Participant’s ESOP Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant’s ESOP Account.

5.3 Profit Sharing Contributions.

(a) Frequency and Eligibility. Subject to determination made by the Employer’s board of directors, or duly authorized committee appointed by the Employer’s board of directors, for any Plan Year, the Employer may make a Profit Sharing Contribution on behalf of each Participant who was an Eligible Employee on the last day of such Plan Year, and, solely to the extent necessary to satisfy Code Section 410(b), on behalf of each Participant who was not an Eligible Employee on the last day of such Plan Year but who completed at least 92 days of consecutive service for the Employer during such Plan Year. If such Profit Sharing Contributions are made, such Profit Sharing Contributions shall also be made on behalf of each Participant who was an Eligible Employee at any time during the period but who ceased being an Employee during the period after having attained his or her Early Retirement Date, Normal Retirement Date, or by reason of his or her Disability or death.

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(b) Allocation Method. The Profit Sharing Contribution, for each period, shall be allocated to each eligible Participant’s Profit Sharing Account on a pro rata basis in the same proportion as the eligible Participant’s Pay bears to the total Pay paid on behalf of all eligible Participants for the same period.

(c) Timing, Medium and Posting. The Employer shall make each period’s Profit Sharing Contribution in cash, and for purposes of deducting such Profit Sharing Contribution, not later than the Employer’s federal tax filing date, including extensions, for the period to which the Profit Sharing Contribution relates. The Trustee shall post such amount to each Participant’s Profit Sharing Account once the total Profit Sharing Contribution received has been balanced against the specific amount to be credited to each Participant’s Profit Sharing Account.

6. ACCOUNTING

6.1 Individual Participant Accounting. The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares or in units for the Investment Funds and in dollars for the Sweep and Loan Accounts.

6.2 Sweep Account is Transaction Account. All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant’s Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

6.3 Trade Date Accounting and Valuation. Participant Account values shall be determined as of each Trade Date. The method of valuation shall be determined by the Trustee and shall be followed with reasonable consistency from year to year.

6.4 Accounting for Investment Funds. Investments in each Investment Fund shall be maintained in shares or in units. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share or unit values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. The Trustee shall determine all other share or unit values. The share or unit value of each Investment Fund shall be based on the fair market value of its underlying assets.

6.5 Payment of Plan Expenses. All costs and expenses of the Plan shall be paid out of the Trust, to the extent such costs and expenses are not paid by the Employer.

6.6 Accounting for Participant Loans. Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant’s Account.

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6.7 Error Correction. The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant’s Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

6.8 Participant Statements. At least once in each Plan Year, the Administrator shall cause to be furnished to each Participant a statement showing the values of his or her Account pursuant to this Section 6 as of a Trade Date occurring in such Plan Year or the preceding Plan Year.

6.9 Special Accounting During Conversion Period. The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

6.10 Accounts for QDRO Beneficiaries. A separate Account shall be established for an alternate payee entitled to any portion of a Participant’s Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction, or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

(a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant’s Account payable to an alternate payee may be distributed, in a form as permissible under Section 11 and Code section 414(p), to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

(b) Participant Loans. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant’s Account and shall not be divided between the Participant’s and alternate payee’s Accounts.

(c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

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7. INVESTMENT FUNDS AND ELECTIONS

7.1 Investment Funds. Except for Participants’ Sweep and Loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. The Administrator’s selection of Investment Funds offered under the Plan may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending this Plan or the Trust. If the Company provides for a Company Stock Fund, the Administrator has the discretion to deny or restrict the availability of the Company Stock Fund to certain Participants in accordance with procedures prescribed by the Administrator to the extent such denial or restriction does not violate Code section 401(a).

7.2 Investment Fund Elections. ESOP Contributions shall be initially invested in the Company Stock Fund. Each Participant shall direct the investment of all of his or her Accounts, including amounts credited to the Participant’s ESOP Account and Prior ESOP Rollover Account which are invested in the Company Stock Fund.

A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and the Trust.

7.3 Responsibility for Investment Choice. Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

7.4 Default if No Election. The Administrator shall specify an Investment Fund for the investment of that portion of a Participant’s Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified by the Administrator may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan or the Trust.

7.5 Timing. A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with the procedures established by the Administrator and Trustee.

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7.6 Investment Fund Election Change Fees. A reasonable processing fee may be charged directly to a Participant’s Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

8. VESTING & FORFEITURES

8.1 Fully Vested Contribution Accounts. A Participant shall be fully vested in these Accounts at all times:

Employee Account

Company Match Account

Rollover Account

Prior ESOP Rollover Account

Prior Match Account

8.2 Full Vesting upon Certain Events. A Participant’s entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her terminating employment with all Related Companies due to (i) incurring a Covered Termination, or (ii) on account of his or her Disability or death. For purposes of this Section 8.2, “Covered Termination” shall have the same meaning given to such term in the Company’s Change in Control Severance Benefits Policy as may be amended and restated from time to time, which is incorporated by reference herein.

8.3 Vesting Schedule. In addition to the vesting provided above, a Participant’s Money Purchase Pension, ESOP and Profit Sharing Accounts shall become vested in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule

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8.4 Forfeitures. In the event a Participant terminates employment with the Company at a time before he or she is fully vested in his or her Account balance, the unvested portion of his or her Account shall be dealt with as follows:

(a) Forfeiture Account and Restoration Where No Distribution Occurred.

(1) If a distribution of the Participant’s vested portion of his or her Account balance has not occurred, the unvested portion of the Account shall be transferred to a separate account (hereinafter referred to as the Participant’s “Forfeiture Account”).

(2) If a Participant is reemployed by the Company before a Break in Service occurs and if such Participant has not received a distribution of his or her vested Account balance, the Forfeiture Account and any undistributed vested Account shall be credited to the Participant’s Account, immediately upon the date the Participant is reemployed. The Participant shall continue to participate in the Plan and his or her Account balance shall be restored as if he or she had never terminated employment with the Company.

(3) If a Participant is not rehired before he or she incurs a Break in Service, the amount in his or her Forfeiture Account determined in accordance with subsection (1) above, shall be forfeited permanently upon the date the Participant incurs a Break in Service.

(4) If a Participant is reemployed after incurring a Break in Service and if such Participant did not receive a distribution of the vested portion of his or her Account, then separate sub-accounts shall be maintained as follows:

(i) sub-account for the vested Account balance attributable to contributions before the Break in Service; and

(ii) sub-account for contributions to the Account following reemployment.

(5) Forfeiture Accounts shall share on every Valuation Date in the allocation of income or loss prior to the forfeiture of any amounts under Section 8.4(a)(3) above.

(6) If the Plan is terminated, the Forfeiture Account shall become 100% vested in favor of the Participant, provided that the Participant (1) has not received any distribution of his or her vested Account balance and (2) has not incurred a Break in Service prior to the Plan’s termination.

(b) Restoration of Forfeitures Where Distribution Occurred.

(1) If the vested portion of the Participant’s Account balance is distributed then the unvested portion of the Account shall be provisionally forfeited, subject to restoration in accordance with the following Section 8.4(b)(2). If the Participant incurs a Break in Service, or if the Plan is terminated, the amount of the provisional forfeiture shall be permanently forfeited.

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(2) If a former Participant is re-employed before he or she has a Break in Service and if the former Participant incurred a forfeiture of his or her unvested Account balance because the vested portion of the Account was distributed, an amount equal to the Participant’s forfeited Account balance, determined on the date of the forfeiture and unadjusted for income or loss attributable to such balance after the forfeiture date, shall be restored only if the Participant repays to the Plan the amount previously distributed to the Participant.

(i) The Participant must repay the previously distributed amount within five (5) years from the date of the Participant’s re-employment date.

(ii) Such repayment by the Participant shall be allocated to the Participant’s respective Accounts and shall be fully vested and nonforfeitable.

(iii) Restoration of the previously forfeited account balance shall be made from available forfeitures and additional Employer contributions, in that order.

(c) Zero Percent Vested Accounts. For purposes of this Section 8.4, a Participant who is 0% vested at the time of his or her termination shall be deemed to have received a distribution of his or her vested Account.

(d) Use of Forfeitures. On the last day of each Plan Year, any amounts forfeited or provisionally forfeited during the Plan Year shall first be used to restore Account balances provisionally forfeited on behalf of rehired Participants, if any, to the extent required in accordance with Section 8.4. The remaining forfeitures, if any, shall offset the Employer’s contribution obligation or be applied to offset the Plan’s administrative expenses, as directed by the Administrative Committee.

8.5 Rehired Employees. If a former Employee is rehired, all Periods of Employment credited when his or her employment last terminated shall be counted in determining his or her vested interest.

9. PARTICIPANT LOANS

9.1 Eligibility for Loans. A Participant who is an Employee may obtain a cash loan from the Plan as provided in this Section 9. Notwithstanding the foregoing, to the extent required under applicable Department of Labor regulations, a Participant who is not an Employee but otherwise is a “party in interest” (within the meaning of Section 3(14) of ERISA) also shall be eligible to receive a loan under the terms of this Section 9.

9.2 Amount of Loans.

(a) The minimum amount of a loan shall be $1,000.

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(b) The maximum amount of a loan shall be the lesser of (i) the Participant’s vested Account balance under this Plan or (ii) the amount determined under Section 9.3.

(c) For purposes of this Section 9.2, a Participant’s vested Account balance shall be determined as of the Trade Date preceding the date of the loan, as adjusted for any distributions or contributions made after such Trade Date.

9.3 Aggregate Loan Limitation. No loan shall be granted under the Plan if it would cause the aggregate balance of all loans that a Participant thereafter has outstanding under this Plan or under any other qualified plan maintained by the Employer or any Related Company to exceed the lesser of:

(a) $50,000, less the amount by which such aggregate balance has been reduced through repayments during the period of twelve (12) months ending on the day before such loan is made; or

(b) the greater of (i) $10,000 or (ii) 50% of all vested accounts of the Participant under this Plan or under any other qualified plan maintained by the Employer or any Related Company.

9.4 Loan Requirements. Loans to Participants shall be made on such terms and conditions as the Company may determine in its sole discretion, provided that loans shall:

(a) Be available to all Participants on a reasonably equivalent basis;

(b) Other than by operation of the limitations contained in Section 9.2, not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees;

(c) Bear a reasonable rate of interest;

(d) Provide for level amortization over its term with payments at quarterly or more frequent intervals, as determined by the Company;

(e) Provide for repayment in full on or before the date five (5) years after the loan is made (or the date fifteen (15) years after the loan is made if the loan is used to acquire a dwelling unit that, within a reasonable period of time, is to be used as the principal residence of the Participant); and

(f) Be adequately secured.

9.5 Spousal Consent. A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

9.6 Loan Regulations. The terms and conditions of any loans made from the Plan shall be set forth in “Loan Regulations” adopted by the Company as a part of the Plan, and which hereby are incorporated in this Plan by reference. Such Loan Regulations may be amended from time to time by the Company, and shall provide, among other things:

(a) The identity of the person or positions authorized to administer the loan program established pursuant to this Section 9;

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(b) The procedure for applying for loans;

(c) The basis on which loans will be approved or denied;

(d) Limitations (if any) on the types and amount of loans that are available under the Plan;

(e) The procedure for determining a reasonable rate of interest that will be charged on loans;

(f) The types of collateral that may secure a Participant’s loan; and

(g) The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

9.7 Segregated Investment. A loan to a Participant under this Section 9 shall be a segregated investment of the Account of such Participant made at the Participant’s direction. Principal and interest payments on a Participant’s loan shall be allocated to such Participant’s Account. Any loss caused by nonpayment or other default on a Participant’s loan obligations shall be borne solely by such Participant’s Account, and neither the Employer, the Trustee, nor any employee of any of the foregoing, shall be liable for any such loss.

9.8 USERRA Compliance. Loan repayments will be suspended under this Plan as permitted under Section 414(u) of the Code.

9.9 Call Feature. The Administrator shall have the right to call any Participant loan once a Participant’s employment with all Related Companies has terminated or if the Plan is terminated.

10. IN-SERVICE WITHDRAWALS

10.1 Withdrawals From Rollover Account. Subject to the limitation contained in Section 10.7, a Participant may make a withdrawal from his or her Rollover Account at any time. The amount that may be withdrawn under this Section 10.1 shall not exceed the balance credited to the Participant’s Rollover Account. Notwithstanding the foregoing provisions of this Section 10.1, to the extent required by applicable rules or regulations in order to maintain the qualification of the Plan or a plan from which assets are transferred to the Plan, the withdrawal of any portion of a Participant’s Rollover Account that is attributable to a plan-to-plan transfer to the Plan from another qualified plan shall be subject to any additional limitation imposed on the amounts so transferred by the transferor plan immediately prior to such transfer.

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10.2 Over Age 59 1/2 Withdrawals. Subject to the limitation contained in Section 10.7, a Participant who has withdrawn all amounts permitted to be withdrawn from his or her Rollover Account, and who is an Employee may make a withdrawal from his or her remaining vested Account balance, except for amounts allocated to the Participant’s Money Purchase Pension Account, if he or she has attained age fifty-nine and one-half (59 1/2). A Participant may elect to have the portion of his or her Over Age 59 1/2 Withdrawal attributable to amounts invested in Company Stock be made in the form of whole shares of Company Stock and cash in lieu of fractional shares. The amount that may be withdrawn under this Section 10.2 shall not exceed the vested balance credited to the Participant’s Account.

10.3 Hardship Withdrawals From Vested Account Balance. A Participant who has withdrawn all amounts permitted to be withdrawn from his or her Rollover Account, if any, pursuant to Section 10.1, and who is an Employee may make a withdrawal from his or her remaining vested Account balance, except for amounts allocated to the Participant’s Money Purchase Pension Account, if he or she is eligible for a Hardship withdrawal pursuant to Section 10.6.

10.4 Company Consent. The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section 10 and for granting such request. The Company shall act upon requests for withdrawals in a uniform and nondiscriminatory manner, based on written, objective criteria and consistent with the requirements of Section 401(a), Section 401(k), Section 401(m) and related provisions of the Code.

10.5 Spousal Consent. A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

10.6 Hardship Withdrawal Rules.

(a) A Hardship withdrawal must be made on account of an immediate and heavy financial need of the Participant arising solely from one or more of the following:

(1) Costs directly related to the construction or purchase (excluding mortgage payments) of the Participant’s principal residence;

(2) Expenses for medical care described in Section 213(d) of the Code which (i) were previously incurred by the Participant or the Participant’s spouse or dependent (as defined in Section 152 of the Code) or (ii) are necessary for such persons to obtain such medical care;

(3) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or his or her spouse, child or dependent (as defined in Section 152 of the Code);

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(4) Payment of amounts necessary to prevent the eviction of the Participant from his or her principal residence or the foreclosure of the mortgage on the Participant’s principal residence;

(5) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, child or dependents (as defined in Section 152 of the Code without regard to Section (d)(1)(B) thereof);

(6) Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7) Any other financial need that has been identified as a deemed immediate and heavy financial need in a ruling of general applicability issued under the authority of the Commissioner of the Internal Revenue Service.

(b) A Hardship withdrawal must be necessary to satisfy an immediate and heavy financial need of the Participant. In order to qualify for a Hardship withdrawal:

(1) The amount of the Hardship withdrawal must not exceed the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution of the Hardship withdrawal.

(2) The Participant must have obtained all distributions, other than Hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employer, unless obtaining such loan would increase the Participant’s Hardship. A Hardship withdrawal shall be made only after the maximum amount available without demonstrating a Hardship has been withdrawn.

(3) Upon receipt of a Hardship withdrawal, the Participant shall be suspended from making Employee Contributions to the Plan or elective or employee contributions to any other plan maintained by the Employer or a Related Company (including qualified and nonqualified plans, but excluding health or welfare benefit plans) for six (6) months following the receipt of the Hardship withdrawal.

(c) The Company’s determination of an immediate and heavy financial need of the Participant, the amount required to satisfy such need and the Participant’s lack of other resources reasonably available to meet such need shall be made in a uniform and nondiscriminatory manner with respect to all Participants.

(d) Hardship withdrawals from a Participant’s Account under this Section 10 shall be limited to an amount equal to the Participant’s vested Account balance, excluding amounts allocated to the Participant’s Money Purchase Pension Account, reduced by the amount of any previous Hardship withdrawals.

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(e) In order to qualify for a Hardship withdrawal, the Participant must submit a properly completed withdrawal request form in accordance with procedures established by the Administrator.

(f) There is no limit on the number or frequency of Hardship withdrawals permitted to a Participant.

10.7 Amount, Frequency and Source of Withdrawals.

The minimum amount of any withdrawal under this Section 10 shall be $1,000.

Subject to the provisions set forth in Section 10.6, a Participant shall not be permitted to make more than one withdrawal under this Section 10 in any period of twelve (12) consecutive months; provided, however, that withdrawals made at the same time shall be considered a single withdrawal. The available assets shall be determined first by Account type and then within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant’s interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

Alternatively, a Participant may elect to designate the Investment Funds to be included or excluded for funding an in-service withdrawal. If a Participant designates the Investment Funds to be included, the available assets shall be determined first by Account and then within each Account used for funding the in-service withdrawal, amounts shall be taken by Investment Fund, including only Investment Funds designated as includible, in direct proportion to the market value of the Participant’s interest in each such Investment Fund (which excludes his or her Loan Account balance) as of the date the in-service withdrawal is processed. If a Participant designates the Investment Funds to be excluded, the available assets shall be determined first by Account and then within each Account used for funding the in service withdrawal, amounts shall first be taken from the Sweep Account and then taken by Investment Fund, excluding Investment Funds designated by the Participant as excludible, in direct proportion to the market value of the Participant’s interest in each such Investment Fund (which excludes his or her Loan Account balance) as of the date the in-service withdrawal is processed.

The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

10.8 Payment of Withdrawals. A withdrawal shall be paid as soon as reasonably practicable after the date on which the Company or the Trustee receives the prescribed withdrawal form (subject to the Company’s consent). Subject to the terms set forth in Section 10.2, withdrawals shall be paid only in a single lump sum payment in cash.

10.9 Valuation Date. For purposes of this Section 10, the value of a Participant’s Account, shall be determined as of the Trade Date on which the in-service withdrawal is processed.

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11. DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON

OF A PARTICIPANT’S REQUIRED BEGINNING DATE

11.1 Benefit Information, Notices and Election. A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available under the Plan, including the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance distributed beginning upon any Settlement Date following the Participant’s termination of employment with all Related Companies and a reasonable period of time during which the Administrator shall process, and inform the Trustee of, the Participant’s termination or, if earlier, at the time of the Participant’s Required Beginning Date.

Notwithstanding, if a Participant’s termination of employment with all Related Companies does not constitute a severance from employment for purposes of Code section 401(k)(2)(B)(i)(I) or otherwise constitute an event set forth under Code section 401(k)(10)(A), the portion of a Participant’s Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she has a severance from employment for purposes of Code section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

A distribution may commence less than 30 days, but more than seven days (if such distribution is one to which Code sections 401(a)(11) and 417 apply), after the aforementioned notices are provided, if:

(a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution; and

(b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof; and

(c) if such distribution is one to which Code sections 401(a)(11) and 417 apply, the Participant’s election includes Spousal Consent.

11.2 Spousal Consent. A Participant is required to obtain Spousal Consent in order to receive a distribution of his or her Money Purchase Pension Account under the Plan, except with regard to a distribution made to a Participant without his or her consent.

11.3 Payment Form and Medium. A Participant’s vested Account balance, other than the Participant’s Money Purchase Pension Account, will be payable in a single lump sum. Except to the extent otherwise provided by Section 11.5, a married Participant’s Money Purchase

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Pension Account benefit shall be paid in the form of an immediate qualified joint and 50% or 75% survivor annuity with the Participant’s spouse as the joint annuitant and a single Participant’s or surviving spouse Beneficiary’s benefit shall be paid in the form of a single life annuity. Notwithstanding, except to the extent otherwise provided by Section 11.5 and subject to the requirements of Section 11.14, he or she may instead elect to be paid his or her Money Purchase Pension Account in a single lump sum.

Any annuity option permitted shall be provided through the purchase of a non-transferable single premium contract from an insurance company which must conform to the terms of the Plan and the requirements of Section 401(a)(9) of the Code and Treasury Regulations and which shall be distributed to the Participant or Beneficiary in complete satisfaction of the benefit due.

Except to the extent a distribution consists of a loan call as described in Section 9, distributions (other than annuity contracts) under this Section 11 shall be made in cash, or if a Participant so elects, in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent invested in the Company Stock Fund. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

11.4 Timing of Payment

(a) Unless the Participant elects otherwise, distribution of the vested amount credited to a Participant’s ESOP Account and Prior ESOP Rollover Account shall be made or commenced not later than one (1) year after the end of the Plan Year:

(1) in which the Participant separates from service by reason of reaching his or her Normal Retirement Date;

(2) in which the Participant separates from service by reason of death or Disability; or

(3) which is the fifth (5th) Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this Section 11.3(e)(3) shall not apply if the Participant is reemployed by the Employer or a Related Company before distribution is required to begin under this Section 11.3(e)(3).

(b) Notwithstanding any other provision of the Plan, unless the Participant elects otherwise, distribution of the vested amount credited to a Participant’s Account shall be made or commenced no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur:

(1) The Participant reaches Normal Retirement Date;

(2) The 10th anniversary of Participant’s commencement of participation in the Plan; or

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(3) The Participant’s termination of employment with the Company.

11.5 Distribution of Small Amounts. If after a Participant’s employment with all Related Companies ends, the Participant’s vested Account balance is not more than $5,000, the Participant’s benefit shall be distributed as soon as administratively feasible in accordance with procedures prescribed by the Administrator; provided, however, that no distribution shall be made under this Section 11.5 in violation of Code section 417(e). In the event that such Participant’s vested Account balance exceeds $1,000 but does not exceed $5,000 and the Participant does not elect to have the distribution paid directly to an Eligible Retirement Plan or to receive the distribution directly, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator. The amount of the Participant’s rollover in such case may be reduced by any reasonable costs incurred by the Plan to establish the individual retirement plan.

The value of the Participant’s vested Account, for purposes of this Section 11.5, shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

11.6 Source and Timing of Distribution Funding. A distribution to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the distribution is processed.

The available assets shall be determined first by Account and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant’s interest in each Investment Fund as of the Trade Date on which the withdrawal is processed.

Alternatively, with regard to distribution in the form of a partial payment, a Participant may elect to designate the Investment Funds to be included or excluded for funding a distribution. If a Participant designates the Investment Funds to be included, the available assets shall be determined first by Account and then within each Account used for funding the distribution, amounts shall be taken by Investment Fund, including only Investment Funds designated as includible, in direct proportion to the market value of the Participant’s interest in each such Investment Fund as of the date the distribution is processed. If a Participant designates the Investment Funds to be excluded, the available assets shall be determined first by Account and then within each Account used for funding the distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund, excluding Investment Funds designated by the Participant as excludible, in direct proportion to the market value of the Participant’s interest in each such Investment Fund as of the date the distribution is processed.

The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

11.7 Deemed Distribution. For purposes of Section 8.4, if at the time a Participant’s employment with all Related Companies has terminated, the Participant’s vested Account

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balance attributable to Accounts subject to vesting as described in Section 8, is zero, his or her vested Account balance shall be deemed distributed as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant’s employment with all Related Companies has terminated.

11.8 Latest Commencement Permitted. All distributions under the Plan shall comply with Section 401(a)(9) of the Code and the regulations promulgated thereunder, including but not limited to Treasury Regulations Sections 1.401(a)(9)-1 through 1.401(a)(9)-9, and the provisions of the Plan reflecting Section 401(a)(9) of the Code shall override any other provisions of the Plan that are inconsistent therewith.

The distribution of a Participant’s benefit shall occur under this Section 11 no later than the Participant’s Required Beginning Date, whether or not the Participant’s employment has terminated. Notwithstanding the foregoing sentence, the distribution of a Participant’s benefit may be made pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 if the requirements of Treasury Regulation Section 1.401(a)(9)-8, Q&A-13 through Q&A-16 are met, even if such distribution would otherwise fail to satisfy the requirements of this Section 11.8 or any other provision of the Plan. If the Participant continues to participate in the Plan after his or her Required Beginning Date, distribution of any additional Plan benefit with respect to which distribution had not occurred as of the Required Beginning Date shall be made in a lump sum in cash during each calendar year following a calendar year in which such an additional benefit is accrued.

If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person’s Account as forfeited subject to the provisions of Section 18.6.

11.9 Payment Within Life Expectancy. The Participant’s payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

11.10 Incidental Benefit Rule. The Participant’s payment election must be consistent with the requirement that, if the Participant’s spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant’s Required Beginning Date, shall not be less than the quotient obtained by dividing (a) the Participant’s vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

11.11 Payment to Beneficiary. Payment to a Beneficiary must either (i) be completed by the end of the calendar year that contains the fifth anniversary of the Participant’s death or (ii) begin by the end of the calendar year that contains the first anniversary of the Participant’s death and be completed within the period of the Beneficiary’s life or life expectancy, except that:

(a) If the Participant dies after his or her Required Beginning Date, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant’s distribution election;

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(b) If the surviving spouse is the Beneficiary, payments need not begin until the later of (i) the end of the calendar year that includes the first anniversary of the Participant’s death, or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse’s life or life expectancy; provided, however, that in all cases under this paragraph, the surviving spouse may direct the commencement of payments within a reasonable time after the Participant’s death; and

(c) If the Participant and the surviving spouse who is the Beneficiary die (i) before the Participant’s Required Beginning Date and (ii) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

11.12 Minimum Distribution Requirements.

(a) Time of Payment to Beneficiary. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 11.12, other than Section 11.12(a)(1), will apply as if the surviving spouse were the Participant.

(5) Notwithstanding the preceding provisions, Participants or Beneficiaries may elect on an individual basis to apply the 5-year rule rather than the life expectancy rule in Sections 11.12(a) and 11.12(c)(2) to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under this Section 11.12(a), or by September 30 of the calendar year which contains the fifth

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anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither Participant nor Beneficiary makes an election to apply the 5-year rule under this paragraph, distributions will be made in accordance with Sections 11.12(a) and 11.12(c)(2). This Section 11.12(a)(5) shall not apply and no individual election shall be permitted if the Trustee or Plan recordkeeper cannot accommodate individual elections of the 5-year rule for required minimum distribution purposes.

For purposes of this Section 11.12(a) and Section 11.12(c), unless Section 11.12(a)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 11.12(a)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 11.12(a)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 11.12(a)(1)), the date distributions are considered to begin is the date distributions actually commence.

(b) Required Minimum Distributions During the Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii) if the Participant’s sole designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 11.12(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(c) Required Minimum Distributions After the Participant’s Death.

(1) Death of Participant on or after the date distributions begin. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s designated Beneficiary determined as follows:

(i) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

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(ii) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouses age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

Notwithstanding the foregoing, if the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death of Participant before the date distributions begin. Except as provided in Section 11.12(a)(5), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s designated Beneficiary, determined as provided in Section 11.12(c)(1). If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 11.12(a)(1), this Section 11.12(c)(2) will apply as if the surviving spouse were the Participant.

(d) Form of distributions. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 11.12(b) and 11.12(c). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Treasury Regulations 1.401(a)(9)-1 through 1.401(a)(9)-9.

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(e) Definitions. The following definitions are applicable to this Section 11.12:

(1) “Distribution Calendar Year.” A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 11.12(a). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(2) “Life Expectancy.” Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1 of the Treasury Regulations.

(3) “Account Balance.” The Participant’s Account balance as of the last Trade Date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any Contributions made and allocated or forfeitures allocated to the Participant’s Account balance as of any date in the Valuation Calendar Year after the last Trade Date and decreased by distributions made in the Valuation Calendar Year after the last Trade Date. The Participant’s Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

11.13 Beneficiary Designation. Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant’s remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant’s spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant’s death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

(a) Participant’s surviving spouse,

(b) Participant’s children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child’s share, by right of representation), or

(c) Participant’s estate.

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11.14 QJSA and QPSA Annuity Information and Elections. The following definitions, information and election rules shall apply only to a Participant’s Money Purchase Pension Account:

(a) Annuity Starting Date. The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. Such date shall be a date no earlier than the expiration of the seven-day period that commences the day after the information described in the QJSA Information to a Participant paragraph below is provided to the Participant.

(b) “QJSA.” A qualified joint and survivor annuity, meaning for a married Participant, a form of benefit payment which is the actuarial equivalent of the Participant’s vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life and providing that, if the Participant’s spouse survives him or her, monthly payments equal to 50% or 75% of the amount payable to the Participant during his or her lifetime shall be paid to the spouse for the remainder of such person’s lifetime and for a single Participant, a form of benefit payment which is the actuarial equivalent of the Participant’s vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life.

(c) “QPSA.” A qualified pre-retirement survivor annuity, meaning that upon the death of a Participant before the Annuity Starting Date, the vested portion of the Participant’s Account becomes payable to the surviving spouse as a life annuity, except to the extent of any Loan Account balance, unless Spousal Consent has been given to a different Beneficiary or the surviving spouse chooses a different form of payment.

(d) QJSA Information to a Participant. No more than 180 days and no less than 30 days before the Annuity Starting Date, each Participant shall be given a written explanation of (1) the terms and conditions of the QJSA, (2) the right to a period of at least 30 days after receipt of written explanation to make election to waive this form of payment and choose an optional form of payment and the effect of this election, (3) the right to revoke this election and the effect of this revocation, and (4) the need for Spousal Consent.

(e) QJSA Election. A Participant may elect, and such election shall include Spousal Consent if married, at any time within the 180-day period ending on the Annuity Starting Date, to (1) waive the right to receive the QJSA and elect an optional form of payment, or (2) revoke or change any such election.

(f) QPSA Beneficiary Information to Participant. Upon becoming a Participant, and with updates as needed to insure such information is accurate and readily available to each Participant who is between the ages of 32 and 35, each married Participant shall be given written information stating that (1) his or her death benefit is payable to his or her surviving spouse, (2) he or she may choose that the benefit be paid to a different Beneficiary, (3) he or she has the right to revoke or change a prior designation and the effects of such revocation or change, and (4) the need for Spousal Consent.

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(g) QPSA Beneficiary Designation by Participant. A married Participant may designate, with Spousal Consent, a non-spouse Beneficiary at any time after the Participant has been given the information in the QPSA Beneficiary Information to Participant paragraph above and upon the earlier of (1) the date the Participant has terminated employment, or (2) the beginning of the Plan Year in which the Participant attains age 35.

(h) QPSA Information to a Surviving Spouse. Each surviving spouse shall be given a written explanation of (1) the terms and conditions of being paid his or her Account balance in the form of a single life annuity, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, and (3) the right to revoke this election and the effect of this revocation.

(i) QPSA Election by Surviving Spouse. A surviving spouse may elect, at any time up to the Annuity Starting Date, to (1) waive the right to receive a single life annuity and elect an optional form of payment, or (2) revoke or change any such election.

11.15 Put Option. To the extent required by Code section 409(h)(1)(B), the Company shall issue a “Put Option” to each Participant or Beneficiary receiving a distribution of Company Stock from the Plan if, at the time of distribution, the Company Stock is not then readily tradable on an established market, as defined in Code section 409(h) and Treasury Regulations thereunder. The Put Option shall permit the Participant or Beneficiary to sell such Company Stock to the Employer at its then fair market value (determined in accordance with Section 17.7), to the Company at any time during the 60 day period commencing on the date the Company Stock was distributed to the recipient and, if not exercised within that period, the Put Option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse of the Put Option occurs, the “qualified independent appraiser” (as defined in Section 17.7) shall determine the value of the Company Stock, and the Committee shall notify each distributee who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Company Stock. The time during which the Put Option may be exercised shall recommence on the date such notice or revaluation is given and shall permanently terminate 60 days thereafter. The trustee may be permitted by the Company to purchase Company Stock put to the Company under a Put Option. At the option of the Company or Trustee (as directed by the Committee), as the case may be, the payment for the Company Stock sold pursuant to a Put Option shall be made, as determined in the discretion of the Company or the Trustee (as directed by the Committee), as the case may be, in the following forms:

(a) if the Company Stock was distributed as part of a total distribution (determined in accordance with section 409(h)(5) of the Code), then payment will be made with a promissory note which provides for substantially equal annual installments commencing within 30 days from the date of the exercise of the Put Option and over a period not exceeding 5 years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

(b) in a lump sum no later than 30 days after such Participant exercises the Put Option.

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At the direction of the Company, the Trustee on behalf of the Trust may offer to purchase any shares of Company Stock (which are not sold pursuant to a Put Option) from any former Participant or Beneficiary at any time in the future, at their then fair market value.

12. ADP AND ACP TESTS

12.1 Contribution Limitation Definitions. The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the Section 12 definition shall be controlling):

(a) “ACP” or “Average Contribution Percentage.” The Average Percentage calculated using Contributions (as defined in this Section) allocated to Participants as of a date within the Plan Year.

(b) “ACP Test.” The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

(c) “ADP” or “Average Deferral Percentage.” The Average Percentage (as defined in this Section) calculated using Deferrals (as defined in this Section) allocated to Participants as of a date within the Plan Year.

(d) “ADP Test.” The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

(e) “Average Percentage.” The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the “Deferrals” or “Contributions” (as defined in this Section) made on each Participant’s behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Employee Contributions to this Plan or comparable contributions to plans of Related Companies which shall be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

(f) “Contributions” shall include Company Match Contributions. In addition, Contributions may include Employee Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test and (3) they otherwise satisfy the requirements as prescribed under Code section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

(g) “Current Year Testing Method.” The use of the Plan Year’s ADP for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the Plan Year’s ACP for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.

(h) “Deferrals” shall include Employee Contributions.

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(i) “HCE” or “Highly Compensated Employee.” An Employee who (in accordance with Code section 414(q)):

(1) Was a more than 5-percent Owner (within the meaning of Code section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; or

(2) Received Compensation during the preceding Plan Year in excess of $110,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)).

A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he or she separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

(j) “HCE Group” and “NHCE Group.” With respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the respective Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum. For Plan Years commencing after December 31, 1998, with respect to all Related Companies, if the Plan permits participation prior to an Eligible Employee’s satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of (i) the ADP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code section 410(b), or (ii) the ACP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code section 410(b).

(1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same plan year.

(2) If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, the plans are aggregated with respect to the plan years ending with or within the same calendar year.

(k) “NHCE” or “Non-Highly Compensated Employee.” An Employee who is not an HCE.

(l) “Prior Year Testing Method.” The use of the preceding Plan Year’s ADP for the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the preceding Plan Year’s ACP for the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.

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12.2 ADP and ACP Tests. The Plan is intended to satisfy the safe-harbor requirements of Sections 401(k)(12) and 401(m)(11) of the Code.

For each Plan Year, the Prior Year Testing Method shall be used and the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year’s ADP and ACP for the preceding Plan Year’s NHCE Group, defined as follows:

(a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

(b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

If the NHCE Group Average Percentage is:	Then the Maximum HCE Group Average Percentage is:

Less than 2%	2 times NHCE Group Average %
2% to 8%	NHCE Group Average % plus 2%
More than 8%	NA - Basic Limitation applies

12.3 Correction of ADP and ACP Tests. For each Plan Year, if the ADP or ACP Tests is/are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP Tests.

With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE’s Compensation from the HCE’s actual Deferrals and (ii) subtracting the product of such maximum percentage for the ACP and the HCE’s Compensation from the HCE’s actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

(a) ADP Correction. The HCE with the highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

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To the extent an HCE’s Deferrals were determined to be reduced as described in the paragraph above, Employee Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Employee Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Employee Contributions and then from matched Employee Contributions. Any Matching Contributions attributable to refunded excess Employee Contributions as described in this Section, adjusted for investment gain or loss for the Plan Year to which the excess Employee Contributions relate, shall be forfeited and used as described in Section 8.

(b) ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

To the extent an HCE’s Contributions were determined to be reduced as described in the paragraph above, Company Match Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested, and forfeited and used as described in Section 8 or to reduce future Contributions to be made by an Employer as soon as administratively feasible to the extent such amounts were not vested, as of the end of the Plan Year being tested.

(c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined, and with regard to excess Contributions, allocated by type of Contribution, within each Account from which amounts are refunded or forfeited, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant’s interest in each Investment Fund which excludes his or her Loan Account balance as of the Trade Date on which the correction is processed.

12.4 Adjustment for Investment Gain or Loss. Any excess Deferrals or Contributions to be refunded to a Participant or forfeited in accordance with Section 12.3 or 12.5 shall be adjusted for investment gain or loss in accordance with Treas. Reg. §§ 1.401(k)-2(b)(2)(iv) or 1.401(m)-2(b)(2)(iv). However, refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

12.5 Testing Responsibilities and Required Records. The Administrator shall be responsible for ensuring that the Plan meets the ADP Test and the ACP Test, and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test and the ACP Test have been met for each Plan Year for at least as long as the Employer’s corresponding tax year is open to audit.

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12.6 Separate Testing.

(a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the ADP Test and the ACP Test and any corrective action resulting therefrom, shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

(b) Collective Bargaining Units: The performance of the ADP Test, and if applicable, the ACP Test and any corrective action resulting therefrom, shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

13. MAXIMUM CONTRIBUTION LIMITATION

13.1 “Annual Addition” Defined. The sum of all amounts allocated to the Participant’s Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, “Account” also includes a Participant’s account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

13.2 Maximum Annual Addition.

(a) Except to the extent permitted by Section 3.1(b) and Section 414(v) of the Code, if applicable, the Annual Addition to a Participant’s accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed –

(b) the lesser of: (1) $49,000 adjusted annually as provided in Code section 415(d) pursuant to the Treasury Regulations, or (2) 100 percent of his or her Compensation for the Plan Year.

14. TOP HEAVY RULES

14.1 Top Heavy Definitions. When capitalized, the following words and phrases have the following meanings when used in this Section:

(a) “Aggregation Group.” The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

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(b) “Determination Date.” The last Trade Date of the preceding Plan Year or, in the case of the Plan’s first year, the last Trade Date of the first Plan Year.

(c) “Key Employee.” Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $160,000 (as adjusted under Section 415(i)(1) of the Code ), a 5% Owner, or a 1% Owner whose Compensation exceeds $150,000.

(d) “Plan Benefit.” The sum as of the Determination Date of (1) an Employee’s Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on such date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(e) “Top Heavy.” The Plan’s status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination. The accrued benefits and accounts of a Participant or former Employee who has not performed services for the Employer during the one year period ending on the Determination Date shall not be taken into account.

14.2 Special Contributions.

(a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant’s salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant’s Compensation. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee’s Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 18. Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements as outlined above.

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(b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Compensation shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant’s salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to this Plan.

15. PLAN ADMINISTRATION

15.1 Plan Delineates Authority and Responsibility. Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and the Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

15.2 Fiduciary Standards. Each fiduciary shall:

(a) discharge his or her duties in accordance with this Plan and the Trust to the extent they are consistent with ERISA;

(b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

(d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

15.3 Company is ERISA Plan Administrator. The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

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15.4 Administrator Duties. The Administrator shall have the discretionary authority to construe this Plan and the Trust, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in this Plan and the Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan and the Trust, the Administrator’s authority shall include, but not be limited to, the discretionary authority to:

(a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, withdrawals and distributions;

(b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

(c) make a copy of the following documents available to Participants during normal work hours: this Plan and the Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

(d) determine the fact of a Participant’s death and of any Beneficiary’s right to receive the deceased Participant’s interest based upon such proof and evidence as it deems necessary;

(e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan. To the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

(f) adjudicate claims pursuant to the claims procedure described in Section 18.

15.5 Advisors May be Retained. The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

15.6 Delegation of Administrator Duties. The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties. The Committee shall be comprised of the individuals who may from time to time hold the following positions: Vice President Human Resources, Manager of Benefits, Treasurer, and one or more at-large members who may be appointed by the Board from time to time. The appointment of any person to such position shall automatically constitute the appointment of such person to the Committee. The

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resignation, termination or transfer of any person from such position, or in the case of an at-large member, termination of employment with the Company, shall constitute the automatic resignation of such person from the Committee. In the event of a vacancy on the Committee, the members of the Committee or the Board may appoint an interim Committee member to fill such vacancy. If the interim Committee member is appointed to fill a vacancy due to a vacancy in one of the positions listed above, such individual shall serve until a person is named to the designated position, at which time the interim Committee member shall be deemed to have resigned and the person appointed to the designated position shall automatically be appointed to the Committee. The Committee may act notwithstanding the event of a vacancy on the Committee due to a vacancy in one or more of the positions listed above. All appointments to the Committee (including automatic appointments of holders of designated positions and interim appointments) are subject to the acceptance by the appointee.

15.7 Committee Operating Rules.

(a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

(b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

(c) Notice to Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties.

16. MANAGEMENT OF INVESTMENTS

16.1 Trust Agreement. All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and the Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

16.2 Investment Funds. The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and the Trust. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

(a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

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(b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

(c) individual equity and fixed income securities which are readily tradable on the open market;

(d) guaranteed investment contracts issued by a bank or insurance company;

(e) interest bearing deposits of the Trustee; and

(f) Company Stock.

Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

16.3 Authority to Hold Cash. The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund’s liquidity and disbursement needs. Each Participant’s and Beneficiary’s Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

16.4 Trustee to Act Upon Instructions. The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

16.5 Administrator Has Right to Vote Registered Investment Company Shares. The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund (as defined in this Section) is vested as provided otherwise in Section 16.

16.6 Custom Fund Investment Management. The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of the Plan and any other qualified plan of the Company or a Related Company participating in a master trust with the Plan (a “Custom Fund”). The investment manager may be an Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

A Custom Fund shall be subject to the following:

(a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of

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a registered investment company (and sufficient deposit or money market type assets to handle the Fund’s liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

(b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Custom Fund is vested as provided otherwise in Section 16.

(c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

(d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

16.7 Authority to Segregate Assets. The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

16.8 Maximum Permitted Investment in Company Stock. If the Company provides for a Company Stock Fund the Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Fund’s liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants’ and Beneficiaries’ investment elections as well the total investment of Participants’ and Beneficiaries’ ESOP Accounts.

16.9 Participants Have Right to Vote and Tender Company Stock. Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. The Administrator shall conclusively determine the number of shares of Company Stock that are subject to each Participant’s voting instructions and shall advise the Trustee accordingly. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Trustee shall vote any shares of Company Stock held in the Trust with respect to which it has not

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received, prior to the date specified therefor, written instructions on the prescribed form from the Participants who are entitled to direct the voting of such shares, as directed by the Committee. In the absence of direction by the Committee, the Trustee shall vote such undirected shares in the same proportion as the shares for which voting instructions have been received.

In particular, with respect to any corporate matter which involves the voting of Company Stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions which may be prescribed by regulation, each Participant may be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Company Stock then allocated to his ESOP Account or Prior ESOP Rollover Account, as required by sections 401(a)(22) and 409(e)(3) of the Code. The Administrator shall have the sole responsibility for determining when a corporate matter has arisen that involves the voting of Company Stock under this provision and shall provide the Trustee with a certification of its determination and the basis therefor.

16.10 Named Fiduciary. With respect to voting and tender rights, each participant is considered a named fiduciary pursuant to ERISA Section 403(a)(1) for the limited purpose of giving such directions.

16.11 Independent Fiduciary. Notwithstanding any other provision herein to the contrary, the Committee may appoint an independent fiduciary to direct the Trustee, to the extent consistent with ERISA, as to the voting and/or tender of all shares of Company Stock held by the Trust for which voting and/or tender instructions are not received from Participants as provided in Section 16.9.

16.12 Procedures for Voting and Tender Instructions. The Committee shall, in its discretion, establish such procedures as may be appropriate to enable Participants to issue voting and/or tender instructions including, but not limited to, such procedures as may:

(a) Specify the date by which such voting or tender instructions must be received and the method by which such voting or tender instructions shall be given;

(b) Provide Participants with adequate information upon which to base their voting or tender instructions;

(c) Ensure confidentiality of Participants’ votes or tender instructions;

(d) Protect Participants from coercion in the exercise of their voting or tender instructions; and

(e) Specify the method for determining the number of shares of Company Stock which are subject to each Participant’s voting and/or tender instructions.

All procedures established hereunder shall be applied in a nondiscriminatory and uniform manner.

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16.13 Registration and Disclosure for Company Stock. The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

16.14 Prohibited Allocations. Notwithstanding any provision in this Plan to the contrary, if shares of Company Stock are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder (or his representative) pursuant to section 1042 of the Code, no assets attributable to such Company Stock may be allocated to the ESOP Account or Prior ESOP Rollover Account of:

(a) any person who owns (after the application of section 318(a) of the Code) more than 25 percent in value of the outstanding securities of the Employers; and

(b) the shareholder, and any person who is related to such shareholder (within the meaning of section 267(b) of the Code), but excluding lineal descendants of such shareholder as long as not more than 5% of the aggregate amount of all Company Stock sold by such shareholder or any other relative of the lineal descendant in a transaction to which section 1042 of the Code applies is allocated to lineal descendants of such shareholder during the Nonallocation Period (as defined below).

Further, no other allocations of ESOP Contributions may be made to the Accounts of such persons unless additional allocations are made to other Participants, in accordance with the provisions of sections 401(a) and 410 of the Code. The term “Nonallocation Period” means the period beginning on the date of sale and ending on the later of ten years after the date of sale or the date of the allocation attributable to the final payment on an acquisition loan incurred with respect to the sale.

17. TRUST ADMINISTRATION

17.1 Trustee to Construe Trust. The Trustee shall have the discretionary authority to construe those provisions of this Plan and the Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and the Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

17.2 Establishment of a Master Trust. The Trustee may establish, at the direction of the Company, a master trust for the benefit of the Plan and any other qualified plan of the Company or a Related Company, provided that the Trustee acts as trustee for such plan pursuant to a plan document which contains a provision substantially identical to this provision. The assets of the Plan, to the extent invested in such master trust, shall consist only of that percentage of the assets of the master trust represented by the value of the interest therein held by the Plan.

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17.3 Trustee To Act As Owner of Trust Assets. Subject to the specific conditions and limitations set forth in this Plan and the Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

(a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

(b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

(c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

(d) end, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

17.4 United States Indicia of Ownership. The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).

17.5 Tax Withholding and Payment.

(a) The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant’s withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant’s withholding election or as required by law if no election is made.

(b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

17.6 Trust Accounting.

(a) Annual Report. Within 90 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA’s annual reporting and audit requirements.

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(b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust’s assets and activity.

(c) Administrator Approval. Approval of any Trustee accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

17.7 Valuation of Certain Assets. If the Trustee determines the Trust holds any asset (including Company Stock) which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee shall engage a “qualified independent appraiser” (as described in the following sentence) to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset. Any qualified independent appraiser engaged by the Trustee shall meet requirements similar to the requirements of the regulations prescribed under Code section 170(a)(1).

17.8 Legal Counsel. The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and the Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

17.9 Fees and Expenses. The Trustee’s fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee.

17.10 Trustee Duties and Limitations. The Trustee’s duties, unless otherwise agreed to by the Trustee, shall be confined to construing the terms of this Plan and the Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries and those duties as described in this Section 17.

The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

18. RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

18.1 Plan Does Not Affect Employment Rights. The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee’s interest in the Plan.

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18.2 Compliance With USERRA. Notwithstanding any provision of the Plan to the contrary, with regard to an Employee who after serving in the uniformed services is reemployed within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u).

18.3 Limited Return of Contributions. Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant’s vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

(a) such Contribution is made by reason of a mistake of fact;

(b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

(c) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

18.4 Assignment and Alienation. As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

(a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

(b) to use a Participant’s vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.

18.5 Facility of Payment. If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

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18.6 Reallocation of Lost Participant’s Accounts. If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person’s Account as forfeited and use such amount as described in Section 8.4. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer or direct the Trustee to pay the amount from the Forfeiture Account.

18.7 Claims Procedure.

(a) Right to Make Claim. An interested party who disagrees with the Administrator’s determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

(b) Process for Denying a Claim. The Administrator’s partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

(c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator’s initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

(d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

Action	Days to Respond From Last Action

Administrator determines benefit	NA

Interested party files initial request	60 days

Administrator’s initial decision	90 days

Interested party requests final review	60 days

Administrator’s final decision	60 days

However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

18.8 Construction. Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated. Whenever

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appropriate, references to Trust shall mean the Trust established for the Plan, and, with regard to any portion of the Plan participating in a master trust established pursuant to Section 17, the master trust.

18.9 Jurisdiction and Severability. This Plan and the Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of this Plan and the Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and the Trust. All provisions of this Plan and the Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

18.10 Indemnification by Employer. The Employers hereby agree to indemnify the members of the Board, the Committee and any other Employees to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement approved by the Company relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

19. AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

19.1 Amendment. The Company reserves the right to amend this Plan and the Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and the Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

(a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

(b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

(c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

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(d) permit an Employee to be paid the balance of his or her Employee Account unless the payment would otherwise be permitted under Code section 401(k).

19.2 Merger. This Plan and the Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

19.3 Plan Termination. The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee who has not yet incurred a Break in Service shall be fully vested. If no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan’s termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee’s and Employer’s authority shall continue beyond the Plan’s termination date until all Trust assets have been liquidated and distributed.

19.4 Amendment and Termination Procedures. The following procedural requirements shall govern the adoption of any amendment or termination (a “Change”) of this Plan and the Trust:

(a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

(b) The Committee, if acting as Administrator in accordance with Section 15.6, may adopt any amendment within the scope of its authority provided under Section 19.1 and in the manner specified in Section 15.7(a).

(c) Any Change must be (1) set forth in writing, and (2) signed and dated by an authorized officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

(d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan and the Trust under Code sections 401(a) and 501(a).

(e) No Change affecting the Trustee in its capacity as Trustee or in any other capacity shall become effective until it is accepted by the Trustee (which acceptance shall not unreasonably be withheld).

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19.5 Termination of Employer’s Participation. Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an authorized officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable, after the date of delivery. Upon the Employer’s request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

19.6 Replacement of the Trustee. The Trustee may resign as Trustee under this Plan and the Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and the Trust. If no successor trustee has been named by the end of the notice period, the Company’s chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

19.7 Final Settlement and Accounting of Trustee.

(a) Final Settlement. As soon as administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

(b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

(c) Administrator Approval. Approval of the final accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

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